CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of the Northern Lights Variable Trust and to the use of our report dated January 8, 2007 on the statement of assets and liabilities of the Arrow DWA Balanced VIT Fund (the “Fund”).  Such statement of assets and liabilities is incorporated in the Funds’ Statement of Additional Information.

                                                                    BRIGGS, BUNTING & DOUGHERTY, LLP

Philadelphia, Pennsylvania

January 8, 2007